UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2017

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2017, Black Stone Minerals, L.P., a Delaware limited partnership (the “Partnership”), and Black Stone Minerals GP, L.L.C., a Delaware limited liability company (the “General Partner”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC, as sales agents (each a “Sales Agent” and collectively the “Sales Agents”). Pursuant to the terms of the Equity Distribution Agreement, the Partnership may sell from time to time through the Sales Agents the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $100,000,000 (the “Common Units”). Sales of Common Units, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

Under the terms of the Equity Distribution Agreement, the Partnership may also sell Common Units to one or more of the Sales Agents as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to a Sales Agent as principal would be pursuant to the terms of a separate agreement between the Partnership and such Sales Agent.

The Partnership intends to use the net proceeds from any sales pursuant to the Equity Distribution Agreement, after deducting the Sales Agents’ commissions and the Partnership’s offering expenses for general partnership purposes, which may include, among other things, repayment of indebtedness outstanding under the Partnership’s credit facility.

The Common Units will be issued pursuant to the Partnership’s existing effective shelf–registration statement on Form S-3 (File No. 333-215857), which was declared effective by the Securities and Exchange Commission on February 8, 2017, and a prospectus supplement thereto.

The Equity Distribution Agreement contains customary representations, warranties and agreements by the Partnership and the General Partner, indemnification obligations of the Partnership, the General Partner, and the Sales Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

The Sales Agents and certain of their affiliates have from time to time performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of certain of the Sales Agents are lenders under the Partnership’s credit facility. To the extent the Partnership uses proceeds from this offering to repay indebtedness under the Partnership’s credit facility, such affiliates may receive proceeds from the offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated May 26, 2017, by and among Black Stone Minerals, L.P., Black Stone Minerals GP, L.L.C., and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: May 26, 2017	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated May 26, 2017, by and among Black Stone Minerals, L.P., Black Stone Minerals GP, L.L.C., and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

4